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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) December 31, 2003


            Winthrop Residential Associates III, Limited Partnership
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                  Massachusetts
                         ------------------------------
                 (State or Other Jurisdiction of Incorporation)

         2-81033                                       04-2782016
---------------------------              -----------------------------------
  (Commission File Number)              (I.R.S. Employer Identification No.)


7 Bulfinch Place, Boston, Massachusetts                             02114
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (617) 570-4600
                                -----------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                 ----------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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Item 2.  Acquisition or Disposition of Assets


         Effective December 31, 2003, Winthrop Residential Associates III, A Limited Partnership (the "Partnership") sold all of its assets (other than cash and cash equivalents) to an unaffiliated third party for a gross sales price of $1,750,000. As required by the terms of the Partnership's partnership agreement, the Partnership's term expired December 31, 2003. Accordingly, after establishing necessary reserves, the Partnership will distribute the net proceeds from the sale as well as its remaining cash reserves (approximately $2,650,000) to its partners.

















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 9th day of January, 2004.


                                   WINTHROP RESIDENTIAL ASSOCIATES III,
                                   LIMITED PARTNERSHIP


                                   By: ONE WINTHROP PROPERTIES, INC.
                                       Managing General Partner


                                          By: /s/ Peter Braverman
                                              -------------------------
                                                  Peter Braverman
                                                  Executive Vice President